                                                                    EXHIBIT 21.1



                                  Subsidiaries

                       Name of Company                        Country or State of Organization
                       ---------------                        --------------------------------
LK Global Information Systems BV                             Netherlands corporation
LK Global Information Systems (UK) Plc                       United Kingdom corporation
LK Global Healthcare Systems (UK) Ltd                        United Kingdom corporation
LK Global Hospitality Systems (UK) Ltd                       United Kingdom corporation
LK Global Field Engineering Systems (UK) Ltd                 United Kingdom corporation
LK Global Manufacturing Systems (UK) Ltd                     United Kingdom corporation
LK Global Construction Systems (UK) Ltd                      United Kingdom corporation
Briter Computer Systems Limited                              United Kingdom corporation
LK Global Financial Systems (UK) Limited                     United Kingdom corporation
LK Global Software Engineering (UK) Limited                  United Kingdom corporation
LK Global Human Resources (UK) Limited                       United Kingdom corporation
LK Global Software Engineering (India) Private Limited       Indian corporation
LK Global Information Systems (Cyprus) Limited               Cyprus corporation
LK Global Hospitality Systems (Cyprus) Limited               Cyprus corporation
LK Global Software Engineering (Cyprus) Limited              Cyprus corporation
LK Global Systems Integration (Cyprus) Limited               Cyprus corporation
LK Global Commercial Systems (Cyprus) Limited                Cyprus corporation
LK Global Manufacturing Systems (USA) Inc                    Delaware corporation
Online Applications Inc.                                     New Jersey corporation